UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The 2011 Annual General Meeting of Shareholders of Tyco International Ltd. (the “Company”) was held on March 9, 2011 in Zürich, Switzerland.  At the meeting, the holders of 382,048,078 registered shares of the Company’s common stock were represented in person or by proxy, constituting a quorum.  At the meeting, shareholders voted on the following proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 14, 2011.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 — Approval of the Annual Report and Financial Statements

Proposal No. 1 was a management proposal to approve the annual report, the parent company financial statements of Tyco International Ltd and the consolidated financial statements for the fiscal year ended September 24, 2010.  This proposal was approved by the requisite vote.

For	Against	Abstain
379,230,706	608,048	2,209,324

Proposal No. 2 — Discharge of the Board of Directors from Liability

Proposal No. 2 was a management proposal to discharge the Board of Directors from liability for the financial year ended September 24, 2010. This proposal was approved by the requisite vote.

For	Against	Abstain
369,578,051	3,623,819	8,846,208

Proposal No. 3 — Election of the Board of Directors

Proposal No. 3 was the election of the Board of Directors.  The following individuals were elected to serve on the Board of Directors for a one-year term.

Name	For	Withhold	Broker Non-Vote
Edward D. Breen	353,163,040	3,785,028	25,100,010
Michael E. Daniels	356,600,707	347,361	25,100,010
Timothy Donahue	347,569,324	9,378,744	25,100,010
Brian Duperreault	356,578,572	369,496	25,100,010
Bruce S. Gordon	356,596,634	351,434	25,100,010
Rajiv L. Gupta	347,341,036	9,607,032	25,100,010
John A. Krol	356,115,182	832,886	25,100,010
Brendan R. O’Neill	356,544,611	403,457	25,100,010
Dinesh Paliwal	356,590,139	357,929	25,100,010
William S. Stavropoulos	350,346,607	6,601,461	25,100,010
Sandra S. Wijnberg	347,689,472	9,258,596	25,100,010
R. David Yost	347,662,355	9,285,713	25,100,010

Proposal No. 4.a — Election of Statutory Auditors (Deloitte AG (Zürich))

Proposal No. 4.a was a management proposal to elect Deloitte AG (Zürich) as statutory auditors until the next annual general meeting.  This proposal was approved by the requisite vote.

For	Against	Abstain
381,585,856	304,406	157,816

Proposal No. 4.b — Ratification of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

Proposal No. 4.b was a management proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm for purposes of United States securities law reporting for the year ending September 30, 2011. This proposal was approved by the requisite vote.

For	Against	Abstain
381,574,725	313,317	160,036

Proposal No. 4.c — Election of Special Auditors (PricewaterhouseCoopers AG (Zürich))

Proposal No. 4.c was a management proposal to elect PricewaterhouseCoopers AG (Zürich) as special auditors until the next annual general meeting. This proposal was approved by the requisite vote.

For	Against	Abstain
381,543,413	335,710	168,955

Proposal No. 5.a — Allocation of Fiscal Year 2010 Results

Proposal No. 5.a was a management proposal to allocate the Company’s loss for fiscal 2010 on its stand-alone Swiss statutory financial statements by carrying it forward to 2011.  This proposal was approved by the requisite vote.

For	Against	Abstain
381,174,648	460,308	413,122

Proposal No. 5.b — Payment of an Ordinary Cash Dividend

Proposal No. 5.b was a management proposal to pay an ordinary cash dividend of $1.00 per share out of the Company’s “contributed surplus” equity position in four equal quarterly payments.  This proposal was approved by the requisite vote.

For	Against	Abstain
381,340,953	337,468	369,657

Proposal No. 6 — Amendment to Articles of Association to Renew Authorized Share Capital.

Proposal No. 6 was a management proposal to amend the Company’s Articles of Association to renew the amount of authorized share capital available for the purposes described in Article 4 thereof.  This proposal was approved by the requisite vote.

For	Against	Abstain
375,403,718	4,343,780	2,300,580

Proposal No. 7 — Cancellation of Repurchased Treasury Shares.

Proposal No. 7 was a management proposal to cancel 22,088,101 treasury shares previously repurchased by the Company.  This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
356,425,140	241,469	281,459	25,100,010

Proposal No. 8.a — Advisory (Consultative) Vote on Executive Compensation.

Proposal No. 8.a was a management proposal to hold a non-binding advisory (or consultative) vote on the compensation of the Company’s executives, as described in the section of the Proxy Statement entitled “Executive Compensation Report.”  This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
251,965,349	94,753,648	10,229,071	25,100,010

Proposal No. 8.b — Frequency of Advisory (Consultative) Vote on Executive Compensation.

Proposal No. 8.b was a management proposal to hold a non-binding advisory (or consultative) vote on the frequency of the executive compensation vote.  An annual vote was approved.

Annual	Biennial	Triennial	Abstain	Broker Non-Vote
217,345,051	1,236,280	135,274,885	3,091,852	25,100,010

Based on the result of the executive compensation frequency vote, the Board of Directors has determined that it will hold an advisory (or consultative) vote on executive compensation every year.

Item 8.01               Other Events.

At the annual general meeting, under Proposal No. 6, the Company’s shareholder’s approved an amendment to the Company’s Articles of Association to re-authorize share capital under Article 4 thereof.  A copy of the amended Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01               Exhibits

Exhibit No.	Description
3.1	Articles of Association of Tyco International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Executive Vice-President and General Counsel

Date: March 14, 2011